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                                  EXHIBIT 10.10

                              AMERILINK CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT


February 4, 1997

William H. Largent/George R. Manser
7001 Metatec Blvd./5720 Kingstree Drive
Dublin, Ohio  43017


     In recognition of your exemplary services as a director of AmeriLink Corporation, an Ohio corporation (the "Corporation"), the Board of Directors of the Corporation has granted to you on this date one thousand five hundred (1,500) common shares, without par value, of the Corporation ("Common Shares"), as an award of restricted stock (the "Award"). Such shares are hereinafter referred to collectively as the "Restricted Shares." The terms and conditions of the Award are set forth below.

     1. DATE OF GRANT. The Award is granted to you effective as of February 4, 1997.

     2. TRANSFER RESTRICTIONS. (a) Unless and until (and only to the extent that) all or any portion of the Restricted Shares vest and become transferable (subject to the provisions of Section 2(b) hereof), as provided in Section 4, you may not sell, assign, transfer, pledge or otherwise encumber any of the Restricted Shares. Promptly after the effective date hereof, the Corporation shall deliver to you certificates evidencing the Restricted Shares issued in your name; provided, however, that you hereby agree to deliver to the Secretary of the Corporation the certificates representing the Restricted Shares, together with stock powers duly endorsed in blank, promptly after the delivery of such certificates to you.

          (b) Notwithstanding any other provision of this Agreement to the contrary, you may not sell, assign, transfer, pledge or otherwise encumber any of the Restricted Shares which have vested and become transferable unless and until (i) such Restricted Shares have been registered under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) the Corporation has received an opinion of counsel in form and substance reasonably satisfactory to the Corporation and its counsel that such transaction is exempt from the registration requirements of such laws. The Corporation shall have no obligation hereunder to so register any Restricted Shares.

          (c) The Corporation shall have the right to require that any certificate for Restricted Shares issued pursuant to this Agreement bear any restrictive legend required by law and/or to evidence restrictions on the transfer of the shares under applicable law or this Agreement.

     3. FORFEITURE. You shall forfeit any portion of the Award that has not vested and become transferable upon the earliest to occur of any of the following: (i) the expiration of 180 days following your death, (ii) the termination of your services as a director of the Corporation for any reason or no reason (including, without limitation, non-renewal of any term), or (iii) your resignation as a director of the Corporation. Upon the occurrence of such forfeiture, all of your right, title and interest in and to any Restricted Shares that constitute the portion of the Award which has been forfeited shall be terminated and the Corporation shall cause the certificate(s) representing the forfeited shares to be canceled or transferred free and clear of all restrictions to its treasury.

     4. VESTING PROVISIONS. Subject to the provisions of Section 3 hereof, five hundred (500) Restricted Shares shall vest on February 4, 1998, and on each of the first and second anniversaries of such date. When any portion of the Award vests and becomes transferable, the Corporation shall promptly deliver a certificate (free of all adverse claims and transfer restrictions, except as set forth in Section 2(b) hereof) representing the number of shares constituting the vested and transferable portion of the Award to you at your address given above and such shares shall no longer be deemed to be Restricted Shares subject to the terms and conditions of this Agreement (except to the extent that the transfer of such shares may continue to be restricted under the provisions of Section 2(b), above).

     5. DIVIDENDS AND VOTING RIGHTS. Except for the restrictions on transfer set forth in Section 2 and the possibility of forfeiture set forth in Section 3, upon the issuance of a certificate representing Restricted Shares, you shall have all other shareholders' rights and privileges attributable to such shares, including, without limitation, the right to vote such shares and to receive all dividends paid on account of such shares; provided, however, that all securities, money, funds or other property received by you on account of or in exchange for any Restricted Shares, whether as a result of any cash or share dividend, share split, reclassification, merger or consolidation, reorganization or otherwise, shall be delivered to, and held by, the Corporation under the same restrictions on transfer and possibility of forfeiture as the Restricted Shares from which they derive.


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     6.  REGULATORY APPROVALS AND LISTINGS.  Notwithstanding anything contained in this Agreement to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Shares evidencing Restricted Shares prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to trading on the Applicable Market (defined below) and (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     As used herein, "Applicable Market" means the Nasdaq National Market ("NNM") or, if the Common Shares are no longer traded in the NNM, then the principal national securities exchange, if any, on which the Common Shares are traded as determined by the Corporation's Board of Directors or a committee thereof, or if the Common Shares are no longer traded in the NNM or on any national securities exchange, then such other market price reporting system pursuant to which the Common Shares are traded or quoted as designated by the Corporation's Board of Directors or a committee thereof.

     7. RESPONSIBILITY AND INDEMNIFICATION. No member of the Board of Directors or any committee thereof shall be liable to the Corporation, you or any third party for any action or determination made in good faith with respect to this Agreement and the Award hereunder, or for any matter as to which the Corporation's articles of incorporation or code of regulations, or any valid contract between the Corporation and such member, limits or negates the liability of Directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's articles of incorporation and code of regulations, in any valid contract between the Corporation and such member, and under any directors' and officers' liability insurance coverage which may be in effect from time to time.

     8. CORPORATE CHANGES. The grant of the Award pursuant to this Agreement shall not affect the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its stock, securities, capital or business structure, or to merge, consolidate, dissolve, or liquidate, or to sell, lease or transfer all or any part of its business or assets.

     9. CHANGE IN CONTROL. In the event of a Change in Control (defined below), all restrictions previously established with respect to the Award and the Restricted Shares will conclusively be deemed to have been satisfied. You shall be entitled to have issued to you the Restricted Shares, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Corporation, Common Shares cannot lawfully be issued without restriction, then the Corporation shall make payment to you in cash in an amount equal to the Change in Control Price (defined below)of the Common Shares that otherwise would have been issued, subject to the following terms and conditions:

          (i) Such cash payments to you shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and

          (ii) After the payment provided for in (i) above, you shall have no further rights under this Agreement or the Award.

          As used herein, "Change in Control" means (a) the acquisition after the effective date hereof by any "Person" (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation or an employee benefit plan created by the Board of Directors of the Corporation), either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange Act) of any securities issued by the Corporation if, after such acquisition, such Person is the beneficial owner of securities issued by the Corporation having 20% or more of the voting power in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose of all of the voting securities issued by the Corporation, if such person acquired such beneficial ownership without the prior consent of the Board of Directors; (b) the commencement (determined under Rule 14d-2 of the Regulations promulgated by the SEC under Section 14(d) of the Exchange Act) after the effective date of hereof by any Person of a tender offer subject to the provisions of Section 14(d) of the Exchange Act if, after consummation of such tender offer, such Person would, directly or indirectly, be the beneficial owner of securities issued by the Corporation having 20% or more of the voting power in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose of all of the voting securities issued by the Corporation, if such Person commenced such tender offer without the prior written consent of the Directors; (c) the election of a majority of the Directors, elected at any meeting of the holders of voting securities of the Corporation, who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors; or (d) the merger or consolidation with or transfer of substantially all of the assets of the Corporation to another person if the Board of Directors does not adopt a resolution, before the Corporation enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

     As used herein, "Change in Control Price" means the higher of (i) the mean of the high and low closing prices for the Corporation's Common Shares on the Applicable Market on the date of determination of the Change in Control, or (ii) the highest price per share actually paid for the Common Shares in connection with the Change in Control.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law. If any one or more provisions of this Agreement shall be found to be illegal or


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unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     11. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

     Please acknowledge your receipt and agreement to the provisions of this Agreement by signing the enclosed copy hereof in the space provided below and returning it promptly to the Corporation.

                                   AMERILINK CORPORATION


                                   By:
                                      ----------------------------------------
                                        Larry R. Linhart, President

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

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WILLIAM H. LARGENT/GEORGE R. MANSER

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